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                                                                   Exhibit 23.1

                                March 16, 2001


Virginia Electric and Power Company
701 East Cary Street
Richmond, VA  23219-3932

Ladies and Gentlemen:

     We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statements and related prospectuses of Virginia Electric and Power Company on Form S-3 (File Nos. 333-38510 and 333-76155) of the legal conclusions that relate to the Company's franchises and title to properties included in this Annual Report on Form 10-K.

                                Sincerely,
                                /s/ McGuireWoods LLP